      As filed with the Securities and Exchange Commission on June 2, 2006

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                                LITTELFUSE, INC.
               (Exact name of issuer as specified in its charter)

                Delaware                                         36-3795742
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

       800 East Northwest Highway
          Des Plaines, Illinois                                     60016
(Address of principal executive offices)                         (Zip Code)

                             LITTELFUSE, INC. EQUITY
                           INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

        Gordon Hunter                               Copies of Communications to:
    Chairman, President                                  William C. Hermann
 and Chief Executive Officer                           Chapman and Cutler LLP
      Littelfuse, Inc.                                 111 West Monroe Street
 800 East Northwest Highway                           Chicago, Illinois  60603
Des Plaines, Illinois  60016                               (312) 845-3000
       (847) 824-1188
(Name, address and telephone
number of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                               Proposed          Proposed
 Title of                                       maximum           maximum
securities                Amount               offering          aggregate        Amount of
   to be                   to be                price            offering       registration
registered           registered(1)(2)        per share(3)          price            fee
----------           ----------------        ------------        ---------      ------------
Common Stock,
$.01 par value       1,250,000 Shares           $34.67          $43,337,500       $4,637.11

============================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), to the extent applicable, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $34.67, the average of the high and low price for the shares of Littelfuse, Inc. Common Stock as reported by the Nasdaq Stock Market National Market System on May 30, 2006, a date within five business days prior to the date of filing the Registration Statement.

================================================================================

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS.

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available, free of charge, upon written or oral request as follows: Littelfuse, Inc., 800 East Northwest Highway, Des Plaines, Illinois 60016, attention Secretary; Tel. No.:
(847) 824-1188.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents which have been filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 ("1934 Act") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (1934 Act File No. 0-20388).

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006 (1934 Act File No. 0-20388).

                  (c) The Company's Current Reports on Form 8-K filed on February 7, 2006, February 8, 2006, February 10, 2006, February 23, 2006, March 1, 2006, March 6, 2006,

         March 7, 2006, March 10, 2006, March 20, 2006, May 5, 2006 (including as amended), May 9, 2006 and May 11, 2006 (excluding any portions of such reports that were furnished).

                  (d) The description of the Company's Common Stock which is contained in the Form 10: General Form for Registration of Securities pursuant to Section 12(b) or (g) of the 1934 Act filed with the Commission on July 7, 1992 (1934 Act File No. 0-20388).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act (excluding any portions of such documents that were furnished), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements of Littelfuse, Inc. incorporated by reference in Littelfuse, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and Littelfuse, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") gives Delaware corporations the power to indemnify present and former officers and directors under certain circumstances. The Certificate of Incorporation of the Company provides for indemnification by the Company to the fullest extent permitted by Section 145 of the DGCL of certain persons (including officers and directors) in connection with any threatened, pending or completed action, suit or proceeding brought or threatened against such person by reason of his position with the Company or service at the request of the Company. The Certificate of Incorporation further provides that indemnification shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         In addition, the Company maintains a directors' and officers' liability insurance policy to insure its liability under the above-described provision of its Certificate of Incorporation and to insure its individual directors and officers certain obligations not covered by such provisions.

ITEM 8.  EXHIBITS

         The following exhibits are submitted herewith or incorporated by reference herein.

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

  4.1 Littelfuse, Inc. Equity Incentive Compensation Plan (filed as Exhibit A to the Company's Proxy Statement for Annual Meeting of Stockholders to be held on May 5, 2006 (1934 Act File No. 0-20388), and incorporated herein by reference)

  4.2       Certificate of Incorporation of Littelfuse, Inc. (filed as Exhibit
            3.1 to the Company's Form 10-K for the fiscal year ended January 3, 1998 (1934 Act File No. 0-20388), and incorporated herein by reference)

  4.3 Bylaws of Littelfuse, Inc. (filed as Exhibit 3(II) to the Company's Form 8-K/A dated May 5, 2006 (1934 Act File No. 0-20388), and incorporated herein by reference)

  5.1       Opinion of Chapman and Cutler LLP

 23.1       Consent of Chapman and Cutler LLP (included in Exhibit 5.1)

 23.2       Consent of Ernst & Young LLP

 24.1       Power of Attorney (set forth on page II-7 of this Registration
            Statement)

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on June 2, 2006.


                                        LITTELFUSE, INC.


                                        By:         /s/ Gordon Hunter
                                           -------------------------------------
                                                      Gordon Hunter,
                                                    Chairman, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Gordon Hunter and Philip G. Franklin and each of them, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all pre-effective and/or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 22, 2006.

           SIGNATURE                                        TITLE
           ---------                                        -----

     /s/ Gordon Hunter                              Chairman, President
------------------------------                   and Chief Executive Officer
         Gordon Hunter                          (Principal executive officer)

   /s/ Philip G. Franklin                     Vice President, Operations Support
------------------------------                    and Chief Financial Officer
       Philip G. Franklin                          (Principal financial and
                                                     accounting officer)

    /s/ John P. Driscoll                                   Director
------------------------------
        John P. Driscoll

    /s/ Anthony Grillo                                     Director
------------------------------
        Anthony Grillo

    /s/ Bruce A. Karsh                                     Director
------------------------------
        Bruce A. Karsh

    /s/ John E. Major                                      Director
------------------------------
        John E. Major

   /s/ Ronald L. Schubel                                   Director
------------------------------
       Ronald L. Schubel

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

  4.1 Littelfuse, Inc. Equity Incentive Compensation Plan (filed as Exhibit A to the Company's Proxy Statement for Annual Meeting of Stockholders to be held on May 5, 2006 (1934 Act File No. 0-20388), and incorporated herein by reference)

  4.2       Certificate of Incorporation of Littelfuse, Inc. (filed as Exhibit
            3.1 to the Company's Form 10-K for the fiscal year ended January 3, 1998 (1934 Act File No. 0-20388), and incorporated herein by reference)

  4.3 Bylaws of Littelfuse, Inc. (filed as Exhibit 3(II) to the Company's Form 8-K/A dated May 5, 2006 (1934 Act File No. 0-20388), and incorporated herein by reference)

  5.1       Opinion of Chapman and Cutler LLP

 23.1       Consent of Chapman and Cutler LLP (included in Exhibit 5.1)

 23.2       Consent of Ernst & Young LLP

 24.1       Power of Attorney (set forth on page II-7 of this Registration
            Statement)


                                       E-1